DELAWARE VIP TRUST

Registration No. 811-05162
FORM N-SAR
Semiannual Period Ended June 30, 2014

SUB-ITEM 77C: Submission of matters to a vote of security holders

At a Joint Special Meeting of Shareholders of Delaware VIP Trust (the ?Trust?), on behalf of the Delaware VIP Smid Cap Growth Series (the ?Series?), held on Friday, May 16, 2014, the shareholders of the Series voted to approve a new subadvisory agreement for Delaware VIP Trust between Delaware Management Company (DMC), the adviser of the Series, and Jackson Square Partners, LLC (JSP). JSP, a Delaware limited liability company, is a joint venture between Delaware Investments Advisers Partner, Inc., an affiliate of DMC, and California Street Partners, LLC, a Delaware limited liability company owned by certain JSP personnel.

The following proposals were submitted for a vote of the shareholders:

1. To approve a new subadvisory agreement for the Series.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware VIP Smid Cap Growth Series

Shares Voted For 12,023,491
Percentage of Outstanding Shares 60.37%
Percentage of Shares Voted 79.77%

Shares Voted Against 575,314
Percentage of Outstanding Shares 2.89%
Percentage of Shares Voted 3.82%

Shares with Authority Withheld 2,473,989
Percentage of Outstanding Shares 12.42%
Percentage of Shares Voted 16.41%

At a Joint Special Meeting of Shareholders of Delaware VIP Trust (the ?Trust?), on behalf of the Delaware VIP U.S. Growth Series (the ?Series?), held on Friday, May 16, 2014, the shareholders of the Series voted to approve a new subadvisory agreement for Delaware VIP Trust between Delaware Management Company (DMC), the adviser of the Series, and Jackson Square Partners, LLC (JSP). JSP, a Delaware limited liability company, is a joint venture between Delaware Investments Advisers Partner, Inc., an affiliate of DMC, and California Street Partners, LLC, a Delaware limited liability company owned by certain JSP personnel.

The following proposals were submitted for a vote of the shareholders:

1. To approve a new advisory agreement for the Series.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware VIP U.S. Growth Series

Shares Voted For 33,148,313
Percentage of Outstanding Shares 89.10%
Percentage of Shares Voted 89.38%

Shares Voted Against 1,179,254
Percentage of Outstanding Shares 3.17%
Percentage of Shares Voted 3.18%

Shares with Authority Withheld 2,759,433
Percentage of Outstanding Shares 7.42%
Percentage of Shares Voted 7.44%

SUB-ITEM 77D: Policies with respect to security investments

On November 20, 2013, the Board of Trustees of Delaware VIP Trust (the ?Registrant?) voted to establish and disclose limitations related to the Delaware VIP International Value Equity Series (the ?Series?) investments in emerging markets securities. The changes to the Series? investment strategies are incorporated herein by reference to the Registrant?s prospectus for the Series dated April 30, 2014, as filed with the Securities and Exchange Commission on April 30, 2014 (SEC Accession No. 0001206774-14-001442).

On November 20, 2013, the Board of Trustees of Delaware VIP Trust (the ?Registrant?) voted to approve changes related to the Delaware VIP High Yield Series (the ?Series?) investment policy in emerging markets securities. The changes to the Series? investment strategies are incorporated herein by reference to the Registrant?s prospectus for the Series dated April 30, 2014, as filed with the Securities and Exchange Commission on April 30, 2014 (SEC Accession No. 0001206774-14-001442).

On November 20, 2013, the Board of Trustees of Delaware VIP Trust (the ?Registrant?) voted to establish and disclose limitations related to the Delaware VIP Small Cap Value Series (the ?Series?) investment policy in real estate investment trusts. The changes to the Series? investment strategies are incorporated herein by reference to the Registrant?s prospectus for the Series dated April 30, 2014, as filed with the Securities and Exchange Commission on April 30, 2014 (SEC Accession No. 0001206774-14-001442).

WS: MFG_Philadelphia: 885451: v1

WS: MFG_Philadelphia: 867889: v1